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                                                                  Exhibit 23.2


                               ERNST & YOUNG LLP

                                  Sears Tower
                            233 South Wocker Drive
                          Chicago, Illinois 60606-6301


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made part of this Prospectus which is included in the Application for Conversion of Citizens Financial Services, FSB on Form AC, the Holding Company Application for CFS Bancorp, Inc. on Form H-(e)1 and the Registration Statement on Form S-1 of CFS Bancorp, Inc.


                                                         /s/ Ernst & Young LLP

March 24, 1998
Chicago, Illinois